MANHATTAN MINERALS CORP.
NEWS RELEASE

June 2, 2004	Toronto Stock Exchange
Trading Symbol: MAN

MANHATTAN ANNOUNCES FILING OF AIF

Manhattan Minerals Corp. ("Manhattan") announces that it filed its Annual Information Form with the Ontario Securities Commission on June 1, 2004. The late filing was a result of changes in personnel.

For further information please contact:

Peter J. Guest	Lawrence M. Glaser
President & CEO	Executive Chairman

Tel: (604) 669-3397
www.manhattan-min.com

Note: The Company relies on litigation protection for forward-looking statements.